UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland		20740
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 26, 2025, IonQ, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 24, 2025, the Board of Directors (the “Board”) of the Company increased the size of the Board from eight to nine directors and, following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Gabrielle Toledano to serve as a member of the Board, effective on February 24, 2025. Ms. Toledano was appointed as a Class III director whose term will expire at the Company’s 2027 Annual Meeting of Stockholders. The Board has determined that Ms. Toledano is “independent” pursuant to the rules of The New York Stock Exchange (“NYSE”) and other governing laws and applicable regulations.

Since 2020, Ms. Toledano has served as the Chief Operating Officer at Keystone Strategy, a global technology and advisory firm. Prior to Keystone, Ms. Toledano was Executive in Residence for Comcast Ventures in 2019 and Chief People Officer at Tesla from 2017 to 2018. Ms. Toledano served as Chief Talent Officer at Electronic Arts from 2006 to 2017 and Chief Human Resources Officer for Siebel Systems from 2002 to 2006. From 1991 to 2002, Ms. Toledano served in human resources leadership positions with Microsoft and Oracle. Ms. Toledano serves as a director on the boards of Fountain, a private technology company focused on frontline workforce management, and Altanine, a private pharmaceutical company. During her career she has also served as a director on the boards of Bose Corporation, Glu Mobile, Lilium, Velo3D, Vaxxinity and Jive Software. Ms. Toledano received her undergraduate and graduate degrees from Stanford University.

There is no arrangement or understanding between Ms. Toledano and any other person pursuant to which she was selected as a director, and there is no family relationship between Ms. Toledano and any of the Company’s other directors or executive officers. There are no transactions between Ms. Toledano and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Ms. Toledano is eligible to participate in the Company’s Amended and Restated Non-Employee Director Compensation Policy, pursuant to which she will receive an annual base retainer of $50,000 per year for service on the Board, and an initial equity award with a dollar-denominated value of $61,479. The initial equity award (i) will be made pursuant to the Company’s 2021 Equity Incentive Plan, (ii) will consist of Company restricted stock units, and (iii) will vest on the earlier of (x) the date of the next occurring Annual Meeting of Stockholders or (y) the one-year anniversary of the date following the most recent Annual Meeting of Stockholders, subject in all cases to continued Board service.

In connection with Ms. Toledano's election to the Board, the Company and Ms. Toledano entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.13 to the Company’s Form 8-K (File No. 001-39694), filed with the U.S. Securities and Exchange Commission on October 4, 2021. This agreement requires the Company to indemnify Ms. Toledano, to the fullest extent permitted by Delaware law, for certain liabilities to which she may become subject as a result of her affiliation with the Company.

Appointment of President and Chief Executive Officer; Transition of Former Chief Executive Officer to Executive Chairman;

On February 26, 2025, the Board appointed Niccolo de Masi to serve as President and Chief Executive Officer of the Company, succeeding Peter Chapman effective as of February 26, 2025 (the “Transition Date”). Effective on the Transition Date, Mr. Chapman was appointed as Executive Chairman of the Company. Messrs. de Masi and Chapman will continue to serve as members of the Board.

In connection with his appointment as President and Chief Executive Officer, Mr. de Masi entered into an offer letter with the Company on the Transition Date (the “Offer Letter”), providing the following compensation arrangements:

•
Annual Compensation: Mr. de Masi will receive an annual base salary of $500,000 and is eligible to receive an annual cash bonus with a target amount equal to 100% of his annual base salary, subject to the achievement of executive team and Company performance goals. (In respect of calendar year 2025, he is eligible to receive an annual cash bonus that is no less than his prorated target bonus based on the Transition Date.)

•
New Hire Compensation: On the Transition Date, Mr. de Masi received a “front-loaded” award of a target number of performance stock units (the “PSUs”) with a value of $27,000,000 on February 26, 2024 as determined by the last reported sale price of our common stock on such day, granted under the IonQ, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and a Performance-Based Award Grant Notice by and between Mr. de Masi and the Company (the “de Masi Award Agreement”) and issued under the 2021 Plan. The PSUs are eligible to vest (at up to 200% of target) at the end of the three-year performance period from January 1, 2025, through December 31, 2027, subject to the achievement of Company performance goals and generally subject to Mr. de Masi’s continued employment, except as provided below. The foregoing summary of the terms and conditions of Mr. de Masi’s PSU Award is not a complete discussion of such terms and conditions. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the de Masi Award Agreement included as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference. In addition, as an inducement to have Mr. de Masi accept the Company’s offer of employment and as a “make-whole” award for certain forfeitures Mr. de Masi may incur from his prior employer, on the Transition Date, Mr. de Masi received an award of restricted stock units (the “RSUs”) with a value of $20,000,000 on February 26, 2024 as determined by the last reported sale price of our common stock on such day, granted under the 2021 Plan and a form of award agreement issued under the 2021 Plan. The RSUs will vest on the second anniversary of the Transition Date, generally subject to Mr. de Masi’s continued employment, except as provided below, and are subject to reduction in the event Mr. de Masi forfeits less than $20,000,000 of equity, equity-based awards, or deferred compensation from his prior employer.

No additional annual equity incentives for Mr. de Masi are currently contemplated by the Board prior to 2028.

•
Other Benefits; Severance: Mr. de Masi will be eligible for the Company’s other standard retirement and health and welfare benefits under the terms of the Company’s benefit plans as generally applicable to the Company’s senior executives, as well as reimbursement for up to $50,000 of his legal fees incurred in connection with negotiating his Offer Letter and compensation and equity arrangements. Mr. de Masi will also be a participant in the Company’s Executive Severance Plan, pursuant to which, upon Mr. de Masi’s termination by the Company without “cause” or resignation for “good reason” (each as defined therein), in each case either prior to a “change in control” (as defined in the 2021 Plan), or within the period beginning 3 months prior to, and ending 12 months following, a “change in control,” the Company shall pay or provide Mr. de Masi (i) a cash amount equal to 1.5 times the sum of his annual base salary plus target cash bonus in equal installments over the 18-month period following termination, (ii) a prorated target bonus for the year of termination, and (iii) an 18-month COBRA subsidy, in each case, subject to Mr. de Masi’s execution of a customary release of claims and compliance with restrictive covenants. In addition, although with respect to future equity grants Mr. de Masi will be eligible for equity acceleration provided under the Executive Severance Plan or pursuant to the applicable forms of award agreement, with respect to the RSUs and PSUs granted to Mr. de Masi on the Transition Date: upon Mr. de Masi’s termination without “cause” (or by reason of death or disability), or Mr. de Masi’s resignation with “good reason” (subject to the requirements under the Executive Severance Plan), (i) such RSUs shall accelerate and vest in full, and (ii) such PSUs shall be eligible to vest based on projected achievement through the end of the performance period (which shall be at the “target” level if such termination occurs in calendar year 2025), and, except in the case of death or disability, the PSUs eligible to vest shall be prorated based on the proportion of the period Mr. de Masi remained employed with the Company during the period beginning on the Transition Date and ending on December 31, 2027 (but, if such termination occurs within the period beginning 3 months prior to, and ending 12 months following, a “change in control,” the PSUs shall be eligible to vest at no less than target performance, and no service-based proration will apply).

The Offer Letter additionally requires Mr. de Masi’s compliance with customary confidentiality, non-disclosure, intellectual property, and non-competition and non-solicitation provisions.

At this time, no changes to Mr. Chapman’s compensation or benefits have been made.

Mr. de Masi, age 44, has served as a member of the Company’s Board since the closing of the business combination in September 2021 and was the Chief Executive Officer and a member of the board of directors of the Company’s predecessor, dMY Technology Group, Inc. III, since September 2020. Mr. de Masi has served as a director of Planet Labs PBC, a publicly traded earth imaging company, since December 2021 and as a director and audit committee member of Genius Sports Limited, a publicly traded sports data and technology company, since April 2021. Mr. de Masi has served as a director of dMY Technology Group, Inc. VI and dMY Squared Technology Group, Inc., each a publicly traded company, since October 2021 and October 2022, respectively (through February 2025 in the case of dMY Squared Technology Group, Inc.). From January 2020 to December 2020, Mr. de Masi served as Chief Executive Officer of dMY Technology Group, Inc. and has served as a director of Rush Street Interactive, Inc., a publicly traded online casino company, since December 2020, following its business combination with dMY Technology Group, Inc. From January 2010 to April 2021, Mr. de Masi was a member of the board of directors of Glu Mobile Inc., a publicly traded mobile gaming company. From February 2019 to March 2020, Mr. de Masi was the Chief Innovation Officer at Resideo Technologies, Inc., a

publicly traded security solutions company. From October 2018 to January 2020, he served as a member of Resideo Technologies, Inc.’s board of directors and from February 2019 until January 2020 he served as its President of Products and Solutions. From November 2016 until October 2018, Mr. de Masi served as the President of Essential Products, Inc. Since November 2015, Mr. de Masi has served on the Leadership Council of the UCLA Grand Challenge. Mr. de Masi received a B.A. and an MSci. in physics from Cambridge University.

As a result of his appointment as the Company’s President and Chief Executive Officer of the Company the Board has determined that Mr. de Masi is no longer “independent” pursuant to the rules of NYSE and other governing laws and applicable regulations. Therefore, he has resigned from all committees of the Board, including the Audit Committee and the Nominating and Governance Committee, on which he served.

There are no family relationships between Mr. de Masi and the Company’s directors and executive officers, no arrangements or understandings between Mr. de Masi and any other person requiring disclosure under Item 401(b) of Regulation S-K, and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the terms and conditions of the Offer Letter is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Offer Letter included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Resignation of Director

On February 26, 2025, Harry You, Lead Independent Director of the Board, informed the Board of his resignation as a member of the Board, a member of the Compensation Committee of the Board, and a member and the Chair of the Audit Committee of the Board, effective immediately. Mr. You’s decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. You has decided to step down from the Board to lead a private AI-healthcare company. The Company and the Board are grateful to Mr. You for his service. In connection with the resignation of Mr. You, the Board decreased the size of the Board from nine to eight directors, effective on February 26, 2025.

Audit Committee

In connection with Mr. You’s resignation and the resignation of Mr. de Masi from the Audit Committee, the Board appointed Ms. Toledano and Wendy Thomas to serve as members of the Audit Committee of the Board and Inder Singh to serve as the Chair of the Audit Committee of the Board, each effective on February 26, 2025.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2024 has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to Item 2.02 and 7.01 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In February 2025, the Company entered into a definitive agreement to acquire a controlling stake of ID Quantique SA, a global leader in quantum networking and sensing, headquartered in Geneva, Switzerland, in an all-stock transaction for up to approximately 5.2 million shares of common stock. The transaction is expected to close in the next nine months, subject to customary closing conditions. The foregoing summary of the transaction is not purported to be complete and is qualified in its entirety by reference to the press release filed as Exhibit 99.2 and is incorporated herein by reference.

A copy of the press release including an announcement of Mr. de Masi’s appointment as President and Chief Executive Officer and Mr. Chapman’s transition to Executive Chairman has been filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release including an announcement of Mr. You’s resignation and the appointment of Ms. Toledano to the Board has been filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Offer Letter by and between the Company and Niccolo de Masi, dated February 26, 2025
10.2*	Performance-Based Award Grant Notice by and between the Company and Niccolo de Masi, dated February 26, 2024
99.1	Earnings Press Release, dated February 26, 2025
99.2	ID Quantique Press Release, dated February 26, 2025
99.3	Leadership Press Release, dated February 26, 2025
99.4	Board of Directors Press Release, dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish a copy of an unredacted agreement to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date:	February 26, 2025	By:	/s/ Stacey Giamalis
Stacey Giamalis Chief Legal Officer and Corporate Secretary